Exhibit 99.1

Appgate Announces Second Quarter 2022 Financial Results

Second quarter revenue of $11.5 million, an increase of 16% year-over-year

Annual recurring revenue (ARR) of $31.8 million, an increase of 11% year-over-year

Net retention rate of 93%

MIAMI, FL ‒ August 11, 2022 ‒ Appgate, Inc. (OTC: APGT) (“Appgate” or the “Company”), the secure access company, today announced financial and operational results for the second quarter 2022.

“We recently released version 6.0 of our industry-leading Zero Trust Network Access Solution, Appgate SDP, which enables our customers to optimize the cybersecurity investments they have already made,” said Barry Field, CEO of Appgate. “Many organizations have very complex IT environments, and we are committed to making it easier for them to leverage their existing tools while simplifying and accelerating their Zero Trust deployments. We were thrilled to be recognized by both Enterprise Management Associates and CSO Magazine for this new product release as having a top solution to watch at the annual RSA Conference, among hundreds of cybersecurity vendors.”

Second Quarter 2022 Financial Highlights

•Revenue: Total second quarter revenue of $11.5 million, an increase of 16% year-over-year.
•Annual recurring revenue (ARR): Total ARR at the end of the quarter was $31.8 million, an increase of 11% year-over-year.
•Gross margin: GAAP gross margin for the quarter was 46%, same as the second quarter 2021. Non-GAAP gross margin for the quarter was 54%, compared to 59% for the second quarter 2021.
•Operating loss: GAAP operating loss for the quarter was $23.4 million, compared to $13.3 million for the second quarter 2021. Non-GAAP loss from operations for the quarter was $19.2 million, compared to $10.0 million for the second quarter 2021.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the section titled “Non-GAAP Financial Measures”. Important disclosures regarding the use of non-GAAP supplemental financial measures are also included below.

Recent Business Highlights

•We released the latest version of our industry-leading Zero Trust Network Access (ZTNA) solution, Appgate SDP 6.0. The new version – now generally available – features a new risk model capability that will enable customers to extend the value and reach of their existing enterprise security tools to simplify and accelerate their Zero Trust deployments.

•CSO Magazine, a top IT industry publication, highlighted Appgate SDP 6.0 as one of the hottest new cybersecurity products at RSA 2022.

About Appgate

Appgate is the secure access company. We empower how people work and connect by providing solutions purpose-built on Zero Trust security principles. This people-defined security approach enables fast, simple and secure connections from any device and location to workloads across any IT infrastructure in cloud, on-premises and hybrid environments. Appgate helps organizations and government agencies worldwide start where they are, accelerate their Zero Trust journey and plan for their future. Learn more at appgate.com.

This press release with the financial results will be accessible on Appgate’s investor relations website at ir.appgate.com.

Appgate management speaks to investors from time-to-time and the presentation for these discussions, which may be updated periodically, is available on Appgate’s investor relations website at ir.appgate.com.

Key Business Metrics
Annual Recurring Revenue ("ARR") is defined as the annualized value of software-as-a-service ("SaaS"), subscription, and term-based license and maintenance contracts from Appgate's recurring software products in effect at the end of a given period.
Appgate calculates dollar-based net retention rate by dividing the numerator by the denominator as set forth below:

• Denominator: As of the end of a reporting period, ARR as of the last day of the comparable reporting period in the prior year.

• Numerator: ARR for that same cohort of customers as of the end of the reporting period in the current year, including any expansion and net of any contraction and customer attrition over the trailing 12 months, excluding ARR from new subscription customers in the current period.

Non-GAAP Financial Measures
In addition to Appgate's results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), Appgate believes the following non-GAAP financial measures are useful to investors in evaluating Appgate's operating performance.
These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

Non-GAAP Gross Profit and Gross Margin
Non-GAAP gross profit and non-GAAP gross margin are supplemental measures of operating performance that are not determined in accordance with GAAP and do not represent, and should not be considered as, an alternative to gross profit and gross margin, the most directly comparable financial measures determined in accordance with GAAP. We define non-GAAP gross profit as gross profit, adjusted to add back non-cash equity-based compensation expense and developed technology amortization expense and define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.
We use non-GAAP gross profit and non-GAAP gross margin to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operating plans. We believe that non-GAAP gross profit and non-GAAP gross margin are useful measures to our management and to our investors because they provide consistency and comparability with past financial performance and between periods, as the metrics generally eliminate the effects of the variability of amortization expense of intangibles and non-cash equity-based compensation expense from period to period, which may fluctuate for reasons unrelated to overall operating performance. We believe that the use of these measures enables our management to more effectively evaluate our performance period-over-period and relative to our competitors, some of which use similar non-GAAP financial measures to supplement their GAAP results. Non-GAAP gross profit and non-GAAP gross margin have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, non-GAAP gross profit and non-GAAP gross margin should not be considered as a replacement for gross profit and gross margin, as determined in accordance with GAAP, or as a measure of our profitability.
A reconciliation of our non-GAAP gross profit and non-GAAP gross margin to gross profit and gross margin, the most directly comparable financial measures determined in accordance with GAAP, for the periods presented, is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP revenue	$11,512	$9,886	$22,890	$19,956
GAAP gross profit	5,264	4,586	11,190	9,947
Add: amortization expense	954	1,131	1,908	2,262
Add: equity-based compensation	—	131	62	262
Non-GAAP gross profit	$6,218	$5,848	$13,160	$12,471
GAAP gross margin	46%	46%	49%	50%
Non-GAAP gross margin	54%	59%	57%	62%

Non-GAAP Loss from Operations and Non-GAAP Operating Margin
We define non-GAAP loss from operations as GAAP loss from continuing operations excluding amortization expense of acquired intangible assets, loss on abandonment of assets, non-cash equity-based compensation expense, and transaction costs. We define non-GAAP operating margin as non-GAAP loss from continuing operations as a percentage of revenue.
A reconciliation of our non-GAAP loss from operations and non-GAAP operating margin to loss from continuing operations and operating margin, the most directly comparable financial measures determined in accordance with GAAP, for the periods presented, is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP revenue	$11,512	$9,886	$22,890	$19,956
GAAP loss from continuing operations	(23,391)	(13,297)	(40,381)	(22,260)
Add: amortization expense	2,098	2,299	4,196	4,599
Add: Loss on abandonment of assets	—	—	1,658	—
Add: equity-based compensation	81	957	224	1,967
Add: transaction costs	2,059	43	2,059	373
Non-GAAP loss from operations	$(19,153)	$(9,998)	$(32,244)	$(15,321)
GAAP operating margin	(203)%	(135)%	(176)%	(112)%
Non-GAAP operating margin	(166)%	(101)%	(141)%	(77)%

Free Cash Flow and Free Cash Flow Margin
Free cash flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities of continuing operations less cash used for purchases of property and equipment and repayment of finance leases. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, as it provides useful information about the amount of cash generated (or consumed) by our operating activities that is available (or not available) to be used for other strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. While we believe that free cash flow is useful in evaluating our business, free cash flow is a non-GAAP financial measure that has limitations as an analytical tool, and free cash flow should not be considered as an alternative to, or substitute for, net cash provided by (used in) operating activities in accordance with GAAP. The utility of free cash flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for any given period and does not reflect our future contractual commitments. In addition, other companies, including companies in our industry, may calculate free cash flow differently or not at all, which reduces the usefulness of free cash flow as a tool for comparing our results to those of other companies.

	Six Months Ended
	June 30,
	2022	2021
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	$(36,524)	$(31,052)
Less:
Purchases of property and equipment	(504)	(467)
Repayment of finance leases	—	(12)
Free cash flow	$(37,028)	$(31,531)
As a percentage of revenue:
GAAP revenue	$22,890	$19,956
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	(160)%	(156)%
Less:
Purchases of property and equipment	(2)%	(2)%
Repayment of finance leases	—%	—%
Free cash flow	(162)%	(158)%

Cautionary Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking and can be identified by the use of words such as “anticipate,” “estimate,” “could,” “would,” “should,” “will,” “may,” “forecast,” “approximate,” “expect,” “project,” “seek,” “predict,” “potential,” “intend,” “plan,” “believe,” the negatives of such terms and other words of similar meaning. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements regarding Appgate and its industry relating to matters such as anticipated future financial and operational performance and business prospects.

The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Appgate has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently known by Appgate. While Appgate considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond Appgate’s control. These risks and uncertainties include, but are not limited to: Appgate’s future financial performance, including Appgate’s expectations regarding its annual recurring revenue and other key business metrics, total revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses and our ability to achieve and maintain future profitability; Appgate's ability to continue as a going concern absent access to sources of liquidity; the effects of increased competition in Appgate’s markets and Appgate’s ability to compete effectively; growth in the total addressable market for Appgate’s products and services; market acceptance of Zero Trust solutions and technology generally; market acceptance of Appgate’s products and services and Appgate’s ability to increase adoption of its products; Appgate’s ability to maintain the security and availability of its products; Appgate’s ability to develop new products, or enhancements to existing products, and bring them to market in a timely manner; Appgate’s ability to maintain and expand its customer base, including by attracting new customers; the potential impact on Appgate’s business of the ongoing COVID-19 pandemic; Appgate’s ability to maintain, protect and enhance its intellectual property rights; Appgate’s ability to comply with laws and regulations that currently apply or become applicable to its business both in the United States and internationally; Appgate’s ability to maintain an effective system of disclosure controls and internal control over financial reporting; SIS Holdings’ significant influence over Appgate’s business and affairs; the future trading prices and liquidity of Appgate’s common stock; Appgate’s indebtedness, which may increase risk to Appgate’s business; and other risks and uncertainties, including those described under the section entitled “Risk Factors” in Appgate’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2022, as updated by any subsequent filings which Appgate makes with the SEC. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Appgate will not and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Appgate, Inc.
Unaudited Condensed Consolidated Balance Sheets
As of June 30, 2022 and December 31, 2021
(in thousands, except share information)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$9,100	$25,990
Restricted cash	1,473	1,473
Accounts receivable, net of allowance of $211 and $163, respectively	6,712	6,848
Contract assets	1,561	1,639
Deferred contract acquisition costs, current	3,914	3,464
Prepaid and other current assets	3,583	6,196
Total current assets	26,343	45,610
Property and equipment, net	2,113	2,115
Operating lease right-of-use assets	2,106	2,497
Contract assets, noncurrent	12,972	11,800
Deferred contract acquisition costs, noncurrent	9,965	8,749
Goodwill	71,604	71,604
Intangible assets, net	30,605	36,459
Deferred income taxes	603	793
Other assets	447	147
Total assets	$156,758	$179,774
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,840	$4,483
Accrued expenses	11,852	12,232
Operating lease liabilities, current	714	798
Deferred revenue, current	6,264	4,813
Revolving credit facility	21,000	—
Total current liabilities	43,670	22,326
Deferred revenue, noncurrent	623	906
Operating lease liabilities, noncurrent	1,619	1,891
Convertible senior notes, net	73,360	72,968
Derivative liability	32,620	78,497
Total liabilities	151,892	176,588
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.001 par value per share; 270,000,000 shares authorized; 131,793,660 shares issued and outstanding at June 30, 2022 and December 31, 2021	132	132
Additional paid-in capital	509,810	509,586
Accumulated other comprehensive loss	(2,116)	(1,900)
Accumulated deficit	(502,960)	(504,632)
Total stockholders’ equity	4,866	3,186
Total liabilities and stockholders’ equity	$156,758	$179,774

Appgate, Inc.
Unaudited Condensed Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2022 and 2021
(in thousands, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,

	2022	2021	2022	2021
Revenue	$11,512	$9,886	$22,890	$19,956
Cost of revenue, exclusive of amortization shown below	5,294	4,169	9,792	7,747
Amortization expense	954	1,131	1,908	2,262
Total cost of revenue	6,248	5,300	11,700	10,009
Gross profit	5,264	4,586	11,190	9,947
Operating expenses:
Sales and marketing	15,143	9,166	26,841	16,280
Research and development	4,100	2,723	7,434	4,920
General and administrative	5,976	4,599	10,833	7,941
Transaction costs	2,059	43	2,059	373
Depreciation and amortization	1,377	1,352	2,746	2,693
Loss on abandonment of assets	—	—	1,658	—
Total operating expenses	28,655	17,883	51,571	32,207
Loss from continuing operations	(23,391)	(13,297)	(40,381)	(22,260)
Change in fair value of embedded derivative liability	92,020	—	45,877	—
Interest expense, net	(1,343)	(643)	(2,474)	(1,476)
Other expenses, net	(276)	(93)	(380)	(219)
Income (loss) from continuing operations before income taxes	67,010	(14,033)	2,642	(23,955)
Income tax expense of continuing operations	(744)	(592)	(970)	(1,005)
Net income (loss) from continuing operations	66,266	(14,625)	1,672	(24,960)
Net income from discontinued operations, net of tax	—	—	—	60,012
Net income (loss)	$66,266	$(14,625)	$1,672	$35,052

Income (loss) per share:
Net income (loss) from continuing operations per share of common stock - basic	$0.50	$(1.00)	$0.01	$(1.76)
Net loss from continuing operations per share of common stock - diluted	$(0.18)	$(1.00)	$(0.31)	$(1.76)
Net income from discontinued operations per share of common stock - basic	$—	$—	$—	$4.22
Net income from discontinued operations per share of common stock - diluted	$—	$—	$—	$4.22
Weighted-average shares used in computation:
Basic	131,793,660	14,643,740	131,793,660	14,207,989
Diluted	142,776,465	14,643,740	142,776,465	14,207,989

Appgate, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2022 and 2021
(in thousands)

	Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net income	$1,672	$35,052
Net income from discontinued operations, including gain on sale of $58.8 million, net of tax in 2021	—	(60,012)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	4,654	4,955
Loss on abandonment of assets	1,658	—
Equity-based compensation	224	1,967
Amortization of deferred contract acquisition costs	2,101	1,406
Change in fair value of embedded derivative liability	(45,877)	—
Amortization of debt issuance costs	393	25
Operating lease amortization	151	134
Provision for (Reversal of) allowance for doubtful accounts	368	(52)
Deferred income taxes	180	(553)
Changes in assets and liabilities:
Accounts receivable	(297)	(3,388)
Contract assets	(1,094)	(4,194)
Prepaid and other current assets	2,537	(2,589)
Due from affiliates, net	—	3,252
Deferred contract acquisition costs	(3,302)	(768)
Other assets	—	5
Accounts payable	(655)	(3,785)
Accrued expenses	(428)	(3,640)
Deferred revenue	1,191	1,144
Other current liabilities	—	(11)
Net cash, cash equivalents and restricted cash used in operating activities of continuing operations	(36,524)	(31,052)
Net cash, cash equivalents and restricted cash provided by operating activities of discontinued operations	—	1,166
Net cash, cash equivalents and restricted cash used in operating activities	(36,524)	(29,886)
Cash flows from investing activities:
Purchases of property and equipment	(504)	(467)
Net cash, cash equivalents and restricted cash used in investing activities of continuing operations	(504)	(467)
Net cash, cash equivalents and restricted cash provided by investing activities of discontinued operations	—	125,022
Net cash, cash equivalents and restricted cash (used in) provided by investing activities	(504)	124,555
Cash flows from financing activities:
Proceeds from revolving credit facility	21,000	—
Proceeds from convertible senior notes	—	50,000
Payment of debt issuance costs	—	(180)
Repayment of Promissory Notes	—	(119,640)
Repayment of finance leases	—	(12)

Net cash, cash equivalents and restricted cash provided by (used in) financing activities of continuing operations	21,000	(69,832)
Effect of foreign currency exchange rates on cash	(862)	4,088
Net (decrease) increase in cash, cash equivalents and restricted cash	(16,890)	28,925
Cash, cash equivalents and restricted cash at beginning of period	27,463	5,621
Cash, cash equivalents and restricted cash at end of period	$10,573	$34,546

Cash and cash equivalents	$9,100	$33,109
Restricted cash	1,473	1,437
Cash, cash equivalents and restricted cash of continuing operations at end of period	$10,573	$34,546
Source: Appgate, Inc.

Investor Contact
Rene A. Rodriguez
Chief Financial Officer, Appgate
IR@appgate.com

Media Contact
Janice Clayton
Director of Public Relations, Appgate
Janice.Clayton@appgate.com